UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                August 30, 2002
                       (Date of earliest event reported)

                                  CONOCO INC.
            (Exact name of registrant as specified in its charter)


     Delaware                     001-14521                  51-0370352
 (State or other           (Commission File Number)        (IRS Employer
   jurisdiction                                            Identification
of incorporation)                                             Number)

                         600 North Dairy Ashford Road
                             Houston, Texas 77079
         (Address of principal executive offices, including Zip Code)

                                (281) 293-1000
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

          On August 30, 2002, Conoco Inc., a Delaware corporation ("Conoco") and Phillips Petroleum Company, a Delaware corporation ("Phillips"), combined their respective businesses by merging with and into separate acquisition subsidiaries of ConocoPhillips, a Delaware corporation ("ConocoPhillips"). As a result of the mergers, each of Phillips and Conoco became a wholly-owned subsidiary of ConocoPhillips. In the mergers, each share of Conoco common stock, par value $.01 per share, has been converted into 0.4677 shares of ConocoPhillips common stock, par value $.01 per share ("ConocoPhillips Common Stock"), and each share of Phillips common stock, par value $1.25 per share, has been converted into one share of ConocoPhillips Common Stock. Each share of ConocoPhillips Common Stock has attached to it a preferred stock purchase right. On August 30, 2002, ConocoPhillips issued a press release announcing the completion of the mergers. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.   EXHIBITS.


          (C) Exhibits.

                Exhibit 99.1     Press Release dated August 30, 2002

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Conoco Inc.

Date:  August 30, 2002                  By: /s/ Rick A. Harrington
                                            ---------------------------------
                                            Name:  Rick A. Harrington
                                            Title: Senior Vice President,
                                                   Legal & General Counsel

                                 EXHIBIT INDEX

Exhibit No.                 Description
-----------                 -----------

Exhibit 99.1    Press Release dated August 30, 2002